EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered in between Freedom Financial Group, Inc., a Delaware corporation (hereinafter "Company") and Jerald L. Fenstermaker of Springfield, Missouri, (hereinafter "Employee) and on this 17th day of September, 2004, agree as follows:

         WITNESSETH:

         WHEREAS, Employee is presently President of Company;

         WHEREAS, Company and Employee desire to enter into an agreement for employment of Employee for a period of two (2) years from and after September 15, 2004;

         NOW, THEREFORE, in consideration of the covenants and agreements as hereinafter set forth, the parties agree as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, effective as of September 15, 2004, (the "Effective Date"), the Company hereby employs Employee to perform the duties described in Section 4 hereof. Employee shall be an employee at will, subject only to the express provisions of this Agreement.

         2. Term of the Agreement. The term of this Agreement is two (2) years, beginning September 15, 2004 and ending September 14, 2006.

         3. Compensation of Employee:

                  (a) Base Compensation: Employee will be paid an annual base salary of $185,000.00 a year, payable in equal payments, bi-monthly, on the same day and date as other employees of Company are paid. Annual compensation of $185,000.00 is gross compensation. Company will deduct therefrom the normal and usual deductions for taxes, insurance and deductions of a similar nature.

                  (b) Additional Compensation: In addition to Employee's base compensation, Employee shall be entitled to additional compensation of $16,250.00 a quarter with total additional compensation not to exceed $65,000.00 in a twelve (12) month period. If the Company meets financial goals of minimum net losses or income, as reflected on Exhibit "A" attached hereto for any quarters during the term of this agreement, commencing with the quarter beginning October 1, 2004, and continuing quarterly thereafter, as determined by the reviewed financial statements by outside auditors of the Company. For each quarter in which the Company meets or exceeds the financial goals as reflected on Exhibit A, Employee will be paid the gross sum of $16,250.00, less all applicable taxes and all other usual and normal deductions. The financial goals of the Company are cumulative meaning that if the financial goals for any one quarter are not met or exceeded, but the financial goals of the company for two or more consecutive quarters are met or exceeded, then Employee is entitled to be paid the quarterly additional compensation of $16,250.00 for each of the quarters which have been combined. The goals are cumulative for a period of one year. The present goals are cumulative for the period ending September 30, 2005. Goals for the first three quarters of 2006 have not yet been set by the board of Company and Employee. When the financial goals of the Company are established for those quarters, they will be reflected as a part of this Agreement as Exhibit "B".

                  (c) Effect of Termination on Compensation: If Employee's employment is terminated without cause, Employee shall receive his base salary through the month in which the termination becomes effective. In addition, he will receive all additional compensation to which he is entitled under the terms hereof ending with the quarter immediately before the effective date of his termination. In addition thereto, if Employee's employment is not terminated for cause, he shall receive severance pay of $3,000.00 monthly for the remaining term of this Agreement up to September 14, 2006. If Employee resigns from his employment prior to September 14, 2006, then Company will owe Employee compensation only for his employment up to the date of his resignation.

         4. Duties of Employee. Employee shall, during the term hereof, have the title of President of the Company, and shall perform such duties as and have such authority as are customary and usual for such position. Without limiting the generality of the foregoing:

                  (a) Full Time. Employee shall devote Employee's full working time during regular and normal business hours to the business of the Company and shall, in accordance with professional standards generally observed by senior management of the Company, seek to maximize the financial success of the Company's business and to optimize the goodwill and reputation of the Company within its industry and with its customers. Nothing contained herein shall be construed to prohibit Employee from engaging in other businesses so long as such business does not compete with the business of the Company or conflict with the Employee's duties hereunder;

                  (b) Reporting. Employee shall report to the Board of Directors of the Company.

         5. Expenses. Employee will be authorized to incur reasonable and necessary expenses in connection with the discharge of Employee's duties and in promoting the business of the Company. The Company, according to its usual practices, will reimburse Employee for all such reasonable and necessary expenses upon presentation of a properly itemized account of such expenditures, setting forth the business reasons for such expenditures.

         6. Other Benefits. Employee shall be entitled to such pension, profit sharing and fringe benefits, such as hospitalization, medical, life and other insurance benefits, sick pay and short-term disability, paid time off including vacation, as determined for similarly situated employees of the Company by the President and Chief Executive Officer of the Company and approved by the Board of Directors of the Company (the "Fringe Benefits"). Employee acknowledges that the Company shall have the right to change the Fringe Benefits from time to time, and such changes shall not be deemed a termination of employment by the Company.

         7. Stock Ownership. Employee currently owns 700,000 shares of common stock of Company. Employee shall be protected against dilution of his shares during the term of this Agreement. Unless terminated for cause, if Employee's employment with Company is terminated, either voluntarily or involuntarily, Employee shall have the right to put his stock to Company at ninety percent (90%) of its value as determined by a recognized market for the stock of Company as of the date of termination of Employee's employment with Company. In the event there is no recognized market for the shares of stock of Company, then Employee shall have the right to put his stock to Company at ninety (90%) percent of its fair market value as of the date of his termination. The parties agree that until the Preferred Stock is fully paid, the Common Stock of the Company has no value. If Employee resigns his employment or voluntarily terminates his employment with Company during the first year of the term of this Agreement, then he will voluntarily assign to the Company at no cost or charge to Company 350,000 shares of stock in Company which Employee currently owns. Employee will be under no obligation to return any shares of stock to Company if his employment is terminated for any reason on or after September 15, 2005. In the event of the sale or liquidation of Company or if Employee is totally disabled, then all 700,000 shares of stock which Employee currently owns are deemed owned and vested in Employee.


         8. Termination by the Company Due to Death, Disability, Cause or Other.

                  (a) Death, Disability. In the event of Employee's death during the Term, this Agreement and the employment of Employee hereunder shall terminate automatically as of the date of death, except that Sections 9, 10, 11, 12, 13, 14 and 15 shall survive such termination. In the event of Employee's Disability (as hereinafter defined) for ninety (90) consecutive calendar days or one hundred and twenty (120) calendar days in the aggregate during any consecutive twelve (12) months of the Term, the Company shall have the right, by written notice to Employee, to terminate this Agreement and the employment of Employee hereunder as of the date of such notice, except that Sections 9, 10, 11, 12, 13, 14 and 15 shall survive such termination. "Disability" for the purposes of this Agreement shall mean Employee's physical or mental disability so as to render Employee incapable of carrying out substantially all of Employee's duties under this Agreement. In the event of termination pursuant to this subsection (a), the Company shall not be under any further obligation to Employee hereunder except to pay Employee (or Employee's estate) within thirty (30) days of such termination (a) salary, declared bonuses and benefits (including paid time off pay) accrued and payable up to the date of termination, (b) reimbursement for expenses accrued and payable under Section 5 hereof through the date of termination, and (c) continued Employee's Fringe Benefits other than paid time off (as defined in Exhibit A attached hereto) for the remaining term of this agreement.

                  (b) Cause. The Company shall have the right to discharge Employee and terminate this Agreement for Cause (as hereinafter defined) by written notice to Employee and this Agreement shall be deemed terminated as of the date of such notice, except that Sections 9, 10, 11, 12, 13, 14 and 15 shall survive such termination. For the purpose of this Agreement, "Cause" shall mean (a) conviction of, or a plea of nolo contendere to, a felony, (b) substantial neglect, substantial misconduct or substantial failure (including conflict of interest) in the carrying out of Employee's duties in accordance with
         Section 4 hereof, (c) the engaging by Employee in a material act or acts of dishonesty adversely affecting the Company, any affiliate or any client of the Company, or (d) habitual drunkenness or the illegal use of drugs by Employee. In the event of a termination pursuant to this subsection (b), the Company shall not be under any further obligation to Employee hereunder, except to pay Employee within thirty
         (30) days of such termination (i) salary, declared bonuses and benefits (including paid time off pay) accrued and payable up to the date of termination, and (ii) reimbursement for expenses accrued and payable under Section 5 hereof through the date of termination.

                  (c) Termination by the Company Other Than Due to Death, Disability or Cause. This Agreement and the employment of Employee hereunder may be terminated by the Company other than pursuant to subsection (a) or subsection (b) by giving thirty (30) days prior written notice to the Employee at any time, and such termination shall be effective as of the date of termination stated in such notice, except that Sections 9, 10, 11, 12, 13, 14 and 15 shall survive such termination. In the event of a termination pursuant to this subsection
         (c), the Company shall not be under any further obligation to Employee hereunder, except to pay Employee (a) within thirty (30) days of such termination (i) salary, declared bonuses and benefits (including paid time off pay) accrued and payable up to the date of termination, (ii) reimbursement for expenses accrued and payable under Section 5 hereof through the date of termination, and (b) Severance Benefits as defined below.

                  (d) Severance Benefits. For purposes of this Agreement, "Severance Benefits" shall mean (a) The sum of $3,000.00 a month for each month that remains under the term of this agreement, which be payable to Employee monthly starting with the first month following termination; and (b) continuation of all of Employee's Fringe Benefits, except vacation pay, for the remaining term of this agreement. To the extent any of the Fringe Benefits are not readily available to the Employee following termination of employment, the monthly cost thereof, except vacation pay, incurred by Company prior to termination shall be paid to Employee at the same time as the Severance Base Salary.

         9. Termination by the Employee. The Employee shall have the right to terminate Employee's employment under this Agreement by giving thirty (30) days prior written notice to the Company at any time, and such termination shall be effective as of the date of termination stated in such notice, provided that the Company may elect to accelerate the date of termination. Sections 9, 10, 11, 12, 13, 14 and 15 shall survive such termination. In the event Employee terminates employment under this Section 9, the Company shall not be under any further obligation to Employee hereunder, except to promptly pay Employee (a) salary, declared bonuses and benefits (including vacation pay) accrued and payable up to the date of termination, and (b) reimbursement for expenses accrued and payable under Section 5 hereof through the date of termination.

         10. Non-Disclosure. Employee agrees that during and after the expiration of the Term, any confidential information concerning the Company or its businesses, or customers of the Company (including, without limitation, trade secrets, plans, processes, customer lists, customer names and all other information relating to customers, price lists, pricing policies, any and all financial information, employee lists, prospect lists, contracts and compilations of information, records and specifications) which comes to Employee in the course of Employee's employment and which is not (independent of disclosure by Employee) public knowledge or general knowledge in the trade, shall remain confidential and, except as required by legal process, may not be used or made available for any purpose except as necessary in the performance of Employee's duties hereunder. Employee agrees that, upon termination of Employee's employment hereunder, Employee will promptly deliver to the Company all materials constituting confidential information (including all copies thereof that are in the possession of, or under the control of, the Employee), and Employee will not make or retain any copies or extracts of such materials in any form.

         11. Governing Law and Choice of Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Missouri. The parties hereto agree to submit to the jurisdiction of the courts of Missouri for the purposes of enforcement of this Agreement or any action that may arise relating to the employment relationship or the enforcement of this Agreement between Employee and Company. The parties further agree that any such action must be brought in a court of competent jurisdiction sitting in the State of Missouri.

         12. Severability. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or unenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. Employee acknowledges that the restrictive covenants contained in this Agreement are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the covenants contained herein, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall reduce such scope only to the extent necessary to make such covenants valid and enforceable.

         13. Survival of Certain Provisions. Any termination or expiration of this Agreement or suspension of termination of Employee's employment by Company notwithstanding, the provisions of this Agreement that are intended to continue and survive shall so continue and survive. This Agreement and all rights hereunder shall inure to the benefit of Company, its successors and assigns.

         14. Cumulative Remedies and Fees. All rights and remedies of Company shall be cumulative and Company shall have the right to obtain specific performance against Employee for the enforcement of this Agreement. In addition to its other remedies, Employee agrees that should Company elect to remedy any actual or threatened breach of this Agreement by filing suit, Company shall be entitled to a judgment and award against Employee in an amount equal to Company's reasonable attorney's fees and costs associated with enforcement of any term of this Agreement.

         15. Equitable Relief. Employee acknowledges that, due to the unique nature of the Confidential Information, Inventions, and Work Product, there may be no adequate remedy at law for any breach of the obligations hereunder, and that any such breach may allow Employee or third parties to unfairly compete with Company. For that reason, it is mutually agreed that upon any such breach or any threat thereof, Company shall be entitled to seek appropriate equitable relief, without bond, in addition to whatever remedies it might have at law in connection with any breach or enforcement of Employee's obligations hereunder or the unauthorized use or release of any Confidential Information, Inventions, and/or Work Product. Employee will notify Company in writing immediately upon the occurrence of any such unauthorized release or other breach of which Employee becomes aware.

         16. Prior Agreements and Amendments. Employee hereby acknowledges receipt of a signed counterpart of this Agreement and acknowledges that it is Employee's entire agreement with Company concerning the subject matter, thereby canceling, terminating and superseding any previous oral or written understandings or agreements with Company or any officer or representative of Company. Nothing in this Agreement shall be deemed to limit the right of Company to terminate employment of Employee at will, with or without cause. No amendment or modification of this Agreement shall be valid or binding upon Company unless made in writing and signed by an officer of Company or upon Employee unless made in writing and signed by him.

         17. Waiver. Employee's or Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Employee or Company may have hereunder shall not be deemed to be a waiver or subsequent breach of such provision or right or any other provision or right of this Agreement.

         18. Notices. Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery, or by certified mail, postage prepaid, or recognized overnight delivery service.

                  If to Company:

                  Freedom Financial Group, Inc.
                  3058 East Elm St.
                  Springfield, MO 65802

                  If to Employee:

                  Jerald L. Fenstermaker

                  ----------------------

                  ----------------------

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the day and year first above written.


                                    COMPANY:


                                    FREEDOM FINANCIAL GROUP, INC.
                                    a Delaware corporation


                                    By:   /s/ Robert Chancellor
                                         ---------------------------------------
                                    Name:  Robert Chancellor
                                    Title: Chairman, Compensation Committee

                                    EMPLOYEE:

                                    /s/ Jerald L. Fenstermaker
                                    --------------------------------------------
                                    Jerald L. Fenstermaker

                                    EXHIBIT A

                             TO EMPLOYMENT AGREEMENT

QV-IV, 2004                Operating Income           ($91,000.00)

QV-I, 2005                 Operating Income           ($24,000.00)

QV-II, 2005                Operating Income            $53,000.00

QV-III, 2005               Operating Income           $142,000.00

QV-IV                      Operating Income           $225,000.00



                                   EXHIBIT "B"

                             TO EMPLOYMENT AGREEMENT